EXHIBIT 5.1


                                KUTAK ROCK LLP

                                  SUITE 3100
                            1801 CALIFORNIA STREET                 ATLANTA
                                                                   KANSAS CITY
                         DENVER, COLORADO 80202-3329               LINCOLN
                                                                   LITTLE ROCK
                                 303-297-2400                      NEW YORK
                            FACSIMILE 303-292-7799                 NEWPORT BEACH
                                                                   OKLAHOMA CITY
                           http://www.kutakrock.com                OMAHA
                                                                   PASADENA
                                                                   PHOENIX
                                                                   PITTSBURGH
                                                                   WASHINGTON



                                           _________ __, 2005

Nelnet Student Loan Funding, LLC
121 South 13th Street
Suite 201
Lincoln, NE 88508

Gentlemen:

        We have acted as special counsel to Nelnet Student Loan Funding, LLC (the "Registrant") in connection with the preparation of (i) the section entitled "Federal Income Tax Consequences" contained in the base prospectus of the Registration Statement on Form S-3 (Registration No. __________) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), including the forms of Prospectus and Prospectus Supplements forming a part thereof (collectively, the "Prospectus") and (ii) the _________ Amendment thereto (together, the "Registration Statement"). The Registration Statement and the Prospectus relate to the registration of Student Loan Asset-Backed Notes (the "Securities"). Each Series of Securities will be created and issued pursuant to a separate Indenture of Trust entered into between separate Delaware statutory trusts (each a "Trust") and an indenture trustee, as amended (the "Indenture"), as described in the Registration Statement. Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

        We have made such investigations of law as we deemed appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Securities. We have examined the Registration Statement, the Prospectus and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. Additionally, our advice has formed the basis for the description of the selected federal income tax consequences of the purchase, ownership and disposition of the Securities to an original purchaser that appears under the heading "Federal Income Tax Consequences" in the Prospectus.

        In rendering the following opinions, we have assumed the accuracy and truthfulness of all public records of the Registrant and of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Registrant acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We also have assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings.


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________ __, 2005
Page 2

        We have assumed for the purposes of the opinions set forth below that
(i) each Indenture will be duly authorized by all necessary action and duly executed and delivered by the parties thereto substantially in the form filed in the Exhibits to the Registration Statement, (ii) the Securities will be created and issued substantially in the form set forth in each Indenture and sold in Series, all as described in the Registration Statement, (iii) the Securities of each Series will be duly authorized by all necessary action, duly executed, authenticated by the trustee and delivered in accordance with the provisions of the applicable Indenture, and (iv) such Securities will be sold by each Trust for reasonably equivalent consideration. In addition, we have assumed that the parties to the Indenture will satisfy their respective obligations thereunder.

        The opinion set forth in paragraph numbered 2 of this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the caption "Federal Income Tax Consequences" in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

        On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

        1. The Securities of each Series offered pursuant to the Registration Statement will, when sold, be legally and validly issued, fully paid and nonassessable, and will be binding obligations of each Trust, entitled to the benefits of the applicable Indenture and the supplements pursuant to which such Securities were issued; and

        2. The above-mentioned description of selected federal income tax consequences of the ownership of the Securities discusses all material federal income tax consequences of the purchase, ownership and disposition of the Securities, to the purchasers described in such description, subject to special rules under the Internal Revenue Code of 1986, as amended, and the description is accurate in all material respects with respect to those tax consequences that are discussed. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, or changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions. We further note that the form of Prospectus Supplement filed herewith does not relate to a specific transaction.

                                       29
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________ __, 2005
Page 3

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings "Federal Income Tax Consequences," "Legal Matters" and other references thereto in the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the rules and regulations or the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                             Respectfully submitted,

                            Consent of Kutak Rock LLP

        Kutak Rock LLP hereby consents to references to our name and to our opinion incorporated by reference into the registration statement to which this consent is attached. In giving such consent, we do not thereby admit or agree that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated pursuant thereto.









_________ __, 2005